APTARGROUP, INC.

                              LIST OF SUBSIDIARIES


                                               State or Other
                                               Jurisdiction of     Percentage
                                               Incorporation         Owned
                                               -------------         -----

AptarGroup Foreign Sales Corporation           Barbados               100%
AptarGroup Holding S.A.                        France                 100%
  Aptar GmbH                                   Germany                100%
    Erich Pfeiffer GmbH                        Germany                100%
      Pfeiffer Vaporisateurs France S.a.r.L.   France                 100%
      P & S Japan                              Japan                  100%
      Pfeiffer, Inc.                           Connecticut            100%
      Pfeiffer (U.K.) Limited                  United Kingdom         100%
      Vallis Leasobjekt Gesellschaft GmbH      Germany                 51%
      P&P Promotion of German Manufacturing    Germany                100%
       Technologies GmbH
    Seaplast S.A.                              Spain                   50%
    Seaquist-Loeffler Verwaltungs GmbH         Germany                 35%
    Seaquist-Loeffler Kunststoffwerk GmbH
     & Co. KG                                  Germany                 35%
      Seaquist-Loeffler Kunststoffwerk
       Spol. S.R.O.                            Czech Republic         100%
    SeaquistPerfect Dispensing GmbH            Germany                100%
    Valois Deutschland GmbH                    Germany                100%
  AptarGroup S.A.                              France                 100%
  Caideil M.P. Teoranta                        Ireland                100%
  Graphocolor SA                               France                  50%
  NOVARES S.p.A.                               Italy                  100%
  Perfect-Valois U.K., Limited                 United Kingdom         100%
  SAR S.p.A.                                   Italy                  100%
    Dispray GmbH                               Germany                100%
    Dispray S.A.                               Switzerland            100%
    SAR France SCA                             France                 100%
      AptarGroup SAR
       Finance Unlimited                       Ireland                100%
    SAR (U.K.) Limited                         United Kingdom         100%
    Tes S.p.A.                                 Italy                   35%
  Seaquist-Loeffler Limited                    United Kingdom          65%
  Seaquist-Loeffler  S.A.S.                    France                  65%
    General Plastics S.A.                      France                 100%
    Moulage Plastique de Normandie S.A.        France                 100%
  Valois S.A.                                  France                 100%
  Valois Espana S.A.                           Spain                  100%
  Valois Italiana S.r.l.                       Italy                  100%
Aptar Suzhou Dispensing Ltd.                   P.R. China             100%
CosterSeaquist L.L.C.                          Illinois                50%
Global Precision, Inc.                         Florida                100%
Liquid Molding Systems, Inc.                   Delaware               100%
Pfeiffer of America, Inc.                      Delaware               100%
Sar Dispensing Systems Ltd.                    Hong Kong              100%
SAR Do Brasil Ltda.                            Brazil                 100%
SAR U.S.A. Incorporated                        Delaware               100%
Seaquist Canada Ltd.                           Canada                 100%
  Seaquist Finance                             Ireland                100%
Seaquist Closures LLC                          Delaware               100%
Seaquist Closures Foreign, Inc.                Delaware               100%
Seaquist de Mexico, S.A. de C.V.               Mexico                  75%
SeaquistPerfect Dispensing LLC                 Delaware               100%
SeaquistPerfect Dispensing Foreign, Inc.       Delaware               100%
Seaquist-Valois Australia Pty. Ltd.            Australia              100%
Seaquist-Valois do Brasil Ltda.                Brazil                 100%
Seaquist-Valois Japan, Inc.                    Japan                  100%
Valois of America, Inc.                        Connecticut            100%